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EXHIBIT 10.62

AMENDMENT NO. 2 TO
AMENDMENT NO. 1 TO
AMENDED AND RESTATED SECURITY AGREEMENT

        This Amendment No. 2 to Amendment No. 1 to the Amended and Restated Security Agreement (this "Amendment") is entered into this 10th day of July, 2002, by and among Bionutrics, Inc., a Nevada corporation ("Borrower"), HealthSTAR Holdings, LLC, ("Holdings"), Ropart Investments, LLC, Xiagen Ltd., Ronald H. Lane, William McCormick, Fred Rentschler, William J. Ritger, HealthSTAR Communications, Inc. ("HCI" and, collectively, with Holdings and the other named parties hereto, excluding the Borrower, the "Lenders"), and William McCormick, as agent for Lenders ("Agent"). The Lenders excluding HCI are referred to herein as the "Other Lenders."

RECITALS

        A.    Borrower, Lenders, and Agent entered into an Amended and Restated Security Agreement as of October 26, 2001 (the "Amended Security Agreement").

        B.    Borrower, Lenders, and Agent entered into an Amendment No. 1 to Amended and Restated Loan and Stock Pledge Agreement on April 9, 2002.

        C.    Borrower, Lenders, and Agent are entering into Amendment No. 2 to Amendment No. 1 to Amended and Restated Loan and Stock Pledge Agreement as of the date hereof (as amended, the "Stock Pledge Agreement").

        D.    Borrower, Lenders, and Agent are entering into the Third Amended and Restated Consolidated Multiple Advance Non-Revolving Note (as amended, the "Note", and with this Amended Security Agreement, as amended by this Amendment, and the Stock Pledge Agreement, the "Loan Documents") as of the date hereof.

        D.    Borrower, Lenders, and Agent wish to amend the Amended Security Agreement as provided for herein.

AGREEMENT

        NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

        1.    Definitions.

          (a)  The definition of "Loan" in the Amended Security Agreement is hereby amended to mean that multiple advance loan agreed to be made severally, and not jointly, by the Lenders to the Borrower as set forth in the Note, in an amount not to exceed One Million Three Hundred Thousand Dollars ($1,300,000).

          (b)  The definition of "Loan Agreement" in the Amended Security Agreement is hereby amended to mean that certain Amended and Restated Loan and Stock Pledge Agreement dated as of October 26, 2001, as amended by Amendment No. 1 to Amended and Restated Loan and Stock Pledge Agreement dated as of April 9, 2002, as amended by Amendment No. 2 to Amendment No. 1 to Amended and Restated Loan and Stock Pledge Agreement dated of even date herewith.

          (c)  The definition of "Note" in the Amended Security Agreement is hereby amended to mean that certain Third Amended and Restated Consolidated Multiple Advance Non-Revolving Note, of even date herewith, in favor of Agent, for the benefit of HCI as senior lender and for the ratable benefit of the Other Lenders, as set forth herein and in the Note, in an amount not to exceed One Million Three Hundred Thousand Dollars ($1,300,000) of which One Million Fifty Four Thousand Five Hundred Dollars ($1,054,500) has been advanced as of the date hereof, with Holdings' commitment limited to Four Hundred Twenty-one Thousand Five Hundred Dollars ($421,500) of the Loan amount, all of which has been advanced as of the date hereof, and with

  HCI's commitment limited to Two Hundred Fifty Thousand Dollars ($250,000) (herein referred to as the "Senior Loan") of which Fifty Thousand Dollars ($50,000) previously has been advanced and Two Hundred Thousand Dollars ($200,000) will be advanced immediately following the execution hereof by all parties. All of the Loans advanced or to be advanced by the Other Lenders are collectively referred to herein as the "Subordinated Loans.".

          (d)  Unless otherwise set forth herein, all capitalized terms have the meanings specified to them in the Amended Security Agreement.

        2.    New Section 9.    There shall be added to the Agreement as new Section 22, the following:

          Section 9.    Subordination.    Notwithstanding any other provision herein to the contrary, the Borrower, Lenders and Agent agree as follows:

            (a)  The Subordinated Loans hereby are expressly subordinated in right of payment, delivery and issuance and in right of remedies and action to the prior performance and satisfaction and irrevocable and indefeasible payment in full in cash of the Senior Loan and to HCI's right to take all actions and to pursue all remedies under this Amended Security Agreement and the other Loan Documents, at law, in equity and otherwise as provided herein. In furtherance of the foregoing, the Other Lenders hereby subordinates all of their claims, rights and interest in and to the Senior Loan and agree not to accept any payment of any Subordinated Loan or any security therefor, in each case to the extent of the subordination and other provisions to the benefit of HCI in this Amended Security Agreement and the other Loan Documents.

            (b)  The Borrower covenants and agrees not to make, and each Other Lender covenants not to receive or collect, or permit to be received or collected, directly or indirectly from the Borrower, any amount in connection with any Subordinated Loan until the prior performance and satisfaction and irrevocable and indefeasible payment in full in cash of the Senior Loan.

            (c)  Each Other Lender agrees that it shall not take any action, including, without limitation, any "Enforcement Action," with respect to any of the Subordinated Loans until irrevocable and indefeasible payment in full in cash and full performance and satisfaction of the Senior Loan. For purposes hereof, an "Enforcement Action" shall mean any action, whether legal, equitable, judicial, non-judicial or otherwise, to collect or receive any payment on any Subordinated Loan or to enforce or realize upon any lien, security interest, encumbrance, claim, right or other interest or arrangement now or in the future existing, including, without limitation, any repossession, foreclosure, public sale, private sale, collection, receipt, obtaining of a receiver or retention of all or any part of the Subordinated Loans.

            (d)  If the Borrower shall make any payment, delivery or issuance with respect to any Subordinated Loan to any Other Lender or any Other Lender shall receive or collect any such payment, delivery or issuance or shall take any action or remedy, including, without limitation, any Enforcement Action, while any principal, interest or other amounts are due and owing with regard to the Senior Loan, then (i) such payment, delivery or issuance shall be deemed to be the property of, segregated, received and held in trust for the benefit of HCI, and shall be immediately paid over and delivered forthwith to HCI, and (ii) such action or remedy shall be null and void and of no force or effect.

            (e)  The subordinations and priorities specified in this Amended Security Agreement and the other Loan Documents are applicable irrespective of (i) the time or order of attachment, creation, making or perfection of any liens, security interests, encumbrances or charges, now or hereafter existing, of or for the benefit of any Other Lender or of HCI; (ii) the time or order of filing of financing statements, (iii) the acquisition of purchase money or other security interests, (iv) the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests; or (v) the time or order of creation, making, payment or incurring of the Senior Loan or execution of the Loan Documents. The subordinations and priorities specified herein are not conditioned upon the nonavoidability or perfection of HCI's security interest in the Collateral or any part thereof under the bankruptcy code or other insolvency laws or any other applicable law. No Other Lender shall be subrogated to the rights of HCI to receive payments and distributions of assets of the Borrower applicable to the Senior Loan.

            (f)    Each Other Lender and the Borrower each hereby agrees to take or cause to be taken such further actions, to obtain such consents and approvals and to duly execute, deliver and file or cause to be executed, delivered and filed such further agreements, assignments, instructions, documents and instruments as may be necessary or as may be reasonably requested by HCI in order to fully effectuate the purposes, terms and conditions of this Amended Security Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, whether before, at or after the performance of the transactions contemplated hereby or the occurrence of an Event of Default.

        3.    All Other Terms.    All other terms of the Amended Security Agreement shall remain in full force and effect.

        4.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which will together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

"Borrower"
BIONUTRICS, INC., a Nevada corporation
By:	/s/ RONALD H. LANE
Name:	Ronald H. Lane
Title:	President
Address of Borrower: 2425 East Camelback Road, Suite 650 Phoenix, AZ 85016 Attention: Ronald H. Lane
"Agent"
William McCormick
/s/ WILLIAM MCCORMICK
Address of Agent: c/o Inverness 660 Steamboat Road Greenwich, CT 06830

"Lenders"
HEALTHSTAR HOLDINGS LLC, as a Lender
By:	/s/ JERRY BRAGER
Name:	Jerry Brager
Title:	Managing Member
Address of HealthSTAR Holdings LLC: 100 Woodbridge Center Drive, Suite 202 Woodbridge, NJ 07095
Ronald H. Lane, as a Lender
/s/ RONALD H. LANE
Address of Ronald H. Lane: 2425 E. Camelback Road Suite 650 Phoenix, AZ 85016
William McCormick, as a Lender
/s/ WILLIAM MCCORMICK
Address of William McCormick: c/o Inverness 660 Steamboat Road Greenwich, CT 06830
Xiagen Ltd., as a Lender
By:	/s/ WILLIAM MCCORMICK
Name:	William McCormick
Title:	President/Chairman
Address of Xiagen Ltd.: c/o Inverness 660 Steamboat Road Greenwich, CT 06830

Ropart Investments, LLC, as a Lender
By:	/s/ TODD A. GOERGEN
Name:	Todd A. Goergen
Title:	Managing Member
Address of Ropart Investments LLC: One East Weaver Street Greenwich, CT 06831
Frederick B. Rentschler, as a Lender
/s/ FREDERICK B. RENTSCHLER
Address of Frederick B. Rentschler: P.O. Box 4710 Cave Creek, AZ 85327
William J. Ritger, as a Lender
/s/ WILLIAM J. RITGER
Address of William J. Ritger 623 Ocean Ave. Sea Girt, NJ 08750
HEALTHSTAR COMMUNICATIONS, INC., as a Lender
By:	/s/ JERRY BRAGER
Name:	Jerry Brager
Title:	Chairman/CEO
Address of HealthSTAR Communications, Inc.: 100 Woodbridge Center Drive, Suite 202 Woodbridge, NJ 07095

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AMENDMENT NO. 2 TO AMENDMENT NO. 1 TO AMENDED AND RESTATED SECURITY AGREEMENT